Exhibit 99.1

June 1, 2009 13:00 UTC
Ultralife Corporation Appoints New Chief Financial Officer
NEWARK, N.Y.—(BUSINESS WIRE)— Ultralife Corporation (NASDAQ: ULBI) announced the appointment of John C. Casper as vice president of finance and chief financial officer, effective today. Robert W. Fishback, the company’s former chief financial officer, will be leaving to pursue other business interests and will serve in an advisory capacity for a period of time to ensure a smooth transition.
“As Ultralife sets its sights on becoming a $500 million company, John’s experience in M&A and global operations will be instrumental in successfully executing Ultralife’s growth plans,” said John D. Kavazanjian, Ultralife’s president and chief executive officer. “His broad background includes financial and strategic planning for both startup and mature business enterprises in commercial and defense markets. John also possesses proven leadership experience in managing the complexities of integrating acquired businesses.”
Kavazanjian continued, “I would also like to personally thank Bob for his innumerable contributions to Ultralife over the past 10 years that we have worked together and wish him success in his future endeavors. He has served Ultralife well, successfully managing the company’s financial function as we have grown from a single product component manufacturer with less than $20 million in revenues to a diversified power and communications products and services company with over $200 million in revenues. Owing to Bob’s leadership we have a strong financial foundation to support our continued growth.”
Mr. Casper, age 47, brings 25 years experience in finance, most recently as vice president, finance and business operations at ATK Space Systems, Inc., a wholly owned subsidiary of Alliant Techsystems Inc., where he led the financial integration of two businesses with numerous product lines and site locations. From 2006 to 2008, he was vice president and chief financial officer at Osmose Holdings, Inc. responsible for global financial operations, information technology and human resources. From 1984 to 2006, Mr. Casper served in a variety of finance positions of increasing responsibilities at Eastman Kodak Company, lastly as director and vice president, finance, of the Graphic Communications Group. He received his BS in Accounting from the Rochester Institute of Technology, and MBA in Finance and Economics from the University of Rochester’s Simon Graduate School of Business.
About Ultralife Corporation
Ultralife Corporation, which began as a battery company, now serves its markets with products and services ranging from portable and standby power solutions to communications and electronics systems. Through its engineering and collaborative approach to problem solving, Ultralife serves government, defense and commercial customers across the globe.
Ultralife’s family of brands includes: Ultralife Batteries, Stationary Power Services, RPS Power Systems, ABLE, McDowell Research, RedBlack Communications and AMTI. Ultralife’s operations are in North America, Europe and Asia. For more information on Ultralife, visit www.ultralifecorp.com.
This press release may contain forward-looking statements based on current expectations that involve a number of risks and uncertainties. The potential risks and uncertainties that could cause actual results to differ materially include: worsening global economic conditions, increased competitive environment and pricing pressures, disruptions related to restructuring actions and delays. The Company cautions investors not to place undue reliance on forward-looking statements, which reflect the Company’s analysis only as of today’s date. The Company undertakes no obligation to publicly update forward-looking statements to reflect subsequent events or circumstances. Further information on these factors and other factors that could affect Ultralife’s financial results is included in Ultralife’s Securities and Exchange Commission (SEC) filings, including the latest Annual Report on Form 10-K.
Contacts
Company:
Ultralife Corporation
Julius Cirin, 315-332-7100
jcirin@ultralifecorp.com
OR
Investor Relations:
Lippert/Heilshorn & Associates, Inc.
Jody Burfening, 212-838-3777
jburfening@lhai.com
Source: Ultralife Corporation